Exhibit 10.43
THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 2, 2023, is entered into by and among LINGO MANAGEMENT, LLC, a Delaware limited liability company (“Borrower”), the Affiliates of the Borrower identified on the signature pages hereto (collectively, the “Secured Guarantors”), the financial institutions identified on the signature pages hereto (collectively, the “Lenders”), and Banc of California, N.A., as Administrative Agent, with reference to the following facts:
RECITALS

A.The Borrower, the Secured Guarantors, the Lenders, and Banc of California as Administrative Agent, are parties to a Credit Agreement dated as of August 16, 2022, as amended by that certain First Amendment to Credit Agreement and Joinder dated as of September 9, 2022 and that certain Second Amendment to Credit Agreement and Joinder dated as of November 10, 2022 (the “Credit Agreement”).
B.The Borrower has requested (x) an extension of the deadlines to (i) deliver the estoppel letters, consents and waivers from landlords required by Section 6.14(c) of the Credit Agreement, and (ii) to maintain its deposit accounts and other accounts in accordance with Section 6.14(d) of the Credit Agreement, and (y) the approval of the Tempo Telecom Sale (as defined below), and the Administrative Agent and the Lenders are willing to agree to such extension and such approval pursuant to the terms hereof.
NOW, THEREFORE, the parties hereby agree as follows:
1.Defined Terms. All initially capitalized terms used in this Amendment (including, without limitation, in the recitals to this Amendment) without definition shall have the respective meanings assigned to such terms in the Credit Agreement.
2.Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:
“Tempo Telecom Sale” means the sale of 100% of the outstanding membership interests in Tempo Telecom, LLC to Konatel, Inc., a Delaware corporation pursuant to that certain Membership Interest Purchase Agreement dated as of January 24, 2023.
“KeyBank Cash Management Agreement” means the agreement evidenced by that certain Key2Purchase Application and Program Terms and Conditions between Borrower and KeyBank National Association.
3.Amendment to Section 1.01. The defined term “Additional Secured Obligations” is hereby amended and restated in its entirety to as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):
“Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements and (b) all reasonable and documented out-of-pocket costs and expenses incurred in connection with enforcement and

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collection of the foregoing, including the reasonable and documented fees, charges and disbursements of external counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that (i) Additional Secured Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party and (ii) any indebtedness under the KeyBank Cash Management Agreement in excess of $2,000,000 shall not be Additional Secured Obligations hereunder.
4.Amendment to Section 1.01. Clause (h) of the defined term “Asset Disposition” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):
“(h) dispositions of the type described in clauses (e), (g), ~~and~~ (h) and (i) of the definition of Permitted Transfers; and”
5.Amendment to Section 1.01. The defined term “Cash Management Bank” is hereby amended and restated in its entirety to as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):
“Cash Management Bank” means (i) Banc of California or one of its Affiliates and
(ii) solely in its capacity as counterparty to the KeyBank Cash Management Agreement,
KeyBank National Association.
6.Amendment to Section 1.01. Clause (d) of the defined term “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):
“(d) Except pursuant to the Tempo Telecom Sale or as permitted by the terms of Section
7.04 of this Agreement, the Borrower fails to own and control, directly or indirectly, 100% of the Equity Interests of any of its Subsidiaries that is a Loan Party.”
7.Amendment to Section 1.01. Clauses (vi), (vii), and (xii) of the defined term “Consolidated Adjusted EBITDA” in Section 1.01 the Credit Agreement are hereby amended and restated to read in their entirety as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):
(vi)Non-recurring costs, fees and expenses incurred during 2022 and prior to the Closing Date (including restructuring, severance and integration costs and expenses and Transaction-Related Costs), provided that the aggregate amount of such costs, fee and expenses added pursuant to this clause (vi) shall not exceed $~~2,600,000~~3,100,000,
(vii)Transaction-Related Costs incurred on the Closing Date or after the Closing Date in connection with the Bullseye Acquisition and costs and expenses incurred on the Closing Date or after the Closing Date in an attempt to realize the cost savings and synergies set forth in clause
(v) above, provided that the aggregate amount of such Transaction-Related Costs and costs and

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expenses (including restructuring, severance and integration costs and expenses) incurred in an attempt to realize the cost savings and synergies set forth in clause (v) above added pursuant to this clause (vii) shall not exceed $~~12,000,000~~11,500,000,
(xii) Litigation or Dispute Settlement Charges or Gains in an amount not to exceed (i) for ~~any~~ the Measurement Period t~~hat includes either the fiscal quarter ended March 231, 2022 or June 230, 2022, $1,500,000,~~ ending on December 31, 2022, $2,250,000, ~~and~~ (ii) for the Measurement Period ending March 31, 2023, $2,500,000, and (iii) for any other Measurement Period, $1,000,000 in aggregate for such Measurement Period,
8.Amendment to Section 1.01. The defined term “Permitted Transfers” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):
“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of property to Borrower or any Subsidiary of Borrower; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of Borrower or any Subsidiary of Borrower; (e) the sale or disposition of Cash Equivalents for fair market value; (f) dispositions of worn-out, obsolete or damaged property no longer used or useful in the business; (g) Restricted Payments permitted by this Agreement; ~~and~~ (h) other Dispositions of property of Borrower or any Subsidiary of Borrower of up to $750,000 in the aggregate in any calendar year; and (i) the Tempo Telecom Sale.”
9.Amendment to Section 1.01. The defined term “Secured Cash Management Agreement” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):
“Secured Cash Management Agreement” means (i) any Cash Management Agreement between any Loan Party and any of its Subsidiaries and Banc of California, N.A. ~~any Cash Management Bank~~.; and (ii) the KeyBank Cash Management Agreement.
10.Amendment to Section 6.02(l). Section 6.02(l) of the Credit Agreement is hereby amended and restated to read in its entirety as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):
“(l)    Post-Closing Deliverables and Other Additional Information. (1) Within ten (10) days after the Closing Date, (A) lender’s loss payable endorsements for the insurance policies required by Section 6.07(a) and (B) copies of insurance policies, declaration pages, and certificates of insurance or insurance binders evidencing terrorism insurance; (2) ~~within one hundred twenty (120) days after the Closing Date~~ on or before February 28, 2023 (or such later date as agreed to by the Administrative Agent in its sole discretion), the estoppel letters, consents and waivers from landlords required by Section 6.14(c), and (3) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

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11.Amendment to Section 6.14(d). Section 6.14(d) of the Credit Agreement is hereby amended and restated to read in its entirety as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):
“(d) Accounts; Account Control Agreements. At all times from and after February 28, 2023 (or such later date as agreed to by the Administrative Agent in its sole discretion)  ~~the date that is one hundred twenty (120) days after the Closing Date~~, the Loan Parties shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (a) deposit accounts and securities accounts maintained with the Administrative Agent, (b) deposit accounts that are maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (c) securities accounts that are maintained at all times with financial institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (d) other deposit accounts, so long as at any time the balance in any such account does not exceed $50,000 and the aggregate balance in all such accounts does not exceed
$150,000, and (e) accounts exclusively used for payroll, payroll taxes or employee benefits, to the extent the amounts on deposit therein do not exceed the amounts reasonably expected to be required for such purposes (the accounts described in clause (e), the “Excluded Accounts”).”
12.Amendment to Section 7.02(m). Section 7.02(m) of the Credit Agreement is hereby amended and restated to read in its entirety as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):
(m) Indebtedness under the KeyBank Cash Management Agreement ~~not in excess of $500,000 owing to KeyBank National Association under that certain Key2Purchase Application and Program Terms and Conditions (the “KeyBank Agreement”), so long as the KeyBank Agreement is terminated and the Indebtedness thereunder is indefeasibly paid in full on or before ninety (90) days after the Closing Date~~.
13.Termination of Liens on Tempo Telecom, LLC and Release. Upon the effective date of this Amendment:
(i)Administrative Agent shall promptly prepare and file, at Borrower’s expense, (i) a UCC-3 Termination to terminate the Administrative Agent’s UCC-1 Financing Statement filed on Tempo Telecom, LLC (“Tempo”), (ii) a UCC-3 Amendment of the Administrative Agent’s UCC-1 Financing Statement filed on the Borrower, deleting the issued and outstanding Equity Interests of Tempo from the collateral description, and (iii) a Release and Reassignment of Trademarks and Trademark Applications terminating the Notice of Grant of Security Interests in Trademarks, dated August 16, 2022, executed by Tempo in favor of the Administrative Agent which was recorded in the United States Patent and Trademark Office on August 16, 2022, at Reel 007824 Frame 0134.
(ii)Administrative Agent, the Lenders and Tempo hereby confirm that (i) all of Tempo’s obligations under the Loan Documents have been terminated, except to the extent that any such obligations survive termination as provided in the Credit Agreement or the applicable Loan Document; (ii) Tempo will no longer be a Secured Guarantor under the Loan Documents; and (iii) the Administrative Agent and the Lenders will owe no further obligations to Tempo and Tempo will have no rights under any of the Loan Documents.
(iii)Tempo hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and the Lenders, and any and all participants, parent corporations, subsidiary

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corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Tempo has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Tempo certifies that it has read the following provisions of California Civil Code Section 1542:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
Tempo understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, Tempo acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Amendment, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.
14.Conditions Precedent. The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions:
(i)This Amendment. The Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Secured Guarantors, Tempo and the Lenders;
(ii)Acknowledgment of Guaranties by Parent and Ultimate Parent. Parent and Ultimate Parent shall have executed the Acknowledgment of Parent and Ultimate Parent Guarantors attached to this Amendment;
(iii)No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing as of the date hereof; and
(iv)Representations and Warranties. The representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
15.Reaffirmation and Ratification. The Borrower hereby reaffirms, ratifies and confirms its Obligations under the Credit Agreement and acknowledges that all of the terms and conditions of the Credit Agreement, as amended hereby, remain in full force and effect.
16.Integration. This Amendment constitutes the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

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17.Counterparts; Electronic Signatures. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
18.Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws (as opposed to the conflicts of law principles) of the State of California.
[Rest of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.

BORROWER:    LINGO MANAGEMENT, LLC,
a Delaware limited liability company

By: /s/Ananth Veluppillai
Name: Ananth Veluppillai
Title: President & CEO

Schedule l.0l(b)

SECURED GUARANTORS:    BULLSEYE TELECOM, INC.,
a Michigan corporation

By: /s/Ananth Veluppillai
Name: Ananth Veluppillai
Title: CEO
BULLSEYE BUSINESS SOLUTIONS HOLDINGS, INC.,
a Michigan corporation

By: /s/Ananth Veluppillai
Name: Ananth Veluppillai
Title: CEO

BANDWAVE SYSTEMS, L.L.C.,
a Pennsylvania limited liability company

By: /s/Ananth Veluppillai
Name: Ananth Veluppillai
Title: CEO

BULLSEYE TELECOM OF VIRGINIA, LLC,
a Virginia limited liability company

By: /s/Ananth Veluppillai
Name: Ananth Veluppillai
Title: CEO

TEMPO TELECOM, LLC,
a Georgia limited liability company

By: /s/Ananth Veluppillai
Name: Ananth Veluppillai
Title: CEO

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LINGO TELECOM OF THE WEST, LLC,
a Delaware limited liability company

By: /s/Ananth Veluppillai
Name: Ananth Veluppillai
Title: CEO

IMPACT ACQUISITION, LLC,
a Delaware limited liability company

By: /s/Ananth Veluppillai
Name: Ananth Veluppillai
Title: CEO

IMPACT TELECOM, LLC,
a Nevada limited liability company

By: /s/Ananth Veluppillai
Name: Ananth Veluppillai
Title: CEO

LINGO TELECOM, LLC,
a Texas limited liability company

By: /s/Ananth Veluppillai
Name: Ananth Veluppillai
Title: CEO

LINGO TELECOM OF VIRGINIA, LLC,
a Virginia limited liability company

By: /s/Ananth Veluppillai
Name: Ananth Veluppillai
Title: CEO

LINGO COMMUNICATIONS OF KENTUCKY, LLC
a Georgia limited liability company

By: /s/Ananth Veluppillai
Name: Ananth Veluppillai
Title: CEO

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ADMINISTRATIVE AGENT:    BANC OF CALIFORNIA, N.A.

By: /s/Carlos Ramos
Name: Carlos Ramos
Title: SVP – Market Manager

LENDERS:    BANC OF CALIFORNIA, N.A.

By: /s/Carlos Ramos
Name: Carlos Ramos
Title: SVP – Market Manager

GRASSHOPPER BANK

By: /s/Max Furman
Name: Max Furman
Title: SVP

KEYBANK NATIONAL ASSOCIATION

By: /s/Paul Whalen
Name: Paul Whalen
Title: Vice President

ACKNOWLEDGMENTOFPARENTAND ULTIMATE PARENT GUARANTORS

The undersigned (the "Parent and Ultimate Parent Guarantors") hereby acknowledge and agree to the attached Third Amendment to Credit Agreement (the "Third Amendment"). The Parent and Ultimate Parent Guarantors acknowledge and reaffirm their obligations owing to the Secured Parties under their respective unconditional guaranties (collectively, the "Guarantees"), and the Parent and Ultimate Parent Guarantors agree that their respective Guarantees are and shall remain in full force and effect notwithstanding the Third Amendment. Although the Parent and Ultimate Parent Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to the same, the Parent and Ultimate Parent Guarantors understand that neither the Administrative Agent nor any other Secured Party has any obligation to inform the Parent and Ultimate Parent Guarantors of such matters in the future nor any obligation to seek the Parent and Ultimate Parent Guarantors' acknowledgement or agreement to future amendments, consents or waivers with respect to the Credit Agreement, and nothing herein shall create such a duty.

All initially capitalized terms used in this Acknowledgment of Guarantors shall have the respective meanings set forth for such terms in the Credit Agreement referred to in the Third Amendment.

Dated: March 2, 2023    B. RILEY PRINCIPAL INVESTMENTS, LLC,
a Delaware limited liability company

By: /s/Ananth Veluppillai
Name: Ananth Veluppillai
Title: COO

B. RILEY FINANCIAL, INC.,
a Delaware corporation

By: /s/Phillip Ahn
Name: Phillip Ahn
Title: CFO & COO